EXHIBIT 10.1

THIS AMENDING AGREEMENT is made the Twenty Second day of December 2008

BETWEEN

(1)	HARSCO FINANCE B.V. (a company incorporated in The Netherlands) and HARSCO INVESTMENT LIMITED (registered number 03985379) (each a "Borrower" and together the "Borrowers");

(2)	HARSCO CORPORATION (a corporation incorporated in the State of Delaware) (the "Guarantor"); and

(3)	THE ROYAL BANK OF SCOTLAND plc acting as agent for NATIONAL WESTMINSTER BANK Plc (the "Lender")

WHEREAS

(A)
The Lender, the Borrowers and the Guarantor entered into a US$50,000,000 (subsequently reduced to US$30,000,000) credit facility dated 15 December 2000, as amended by side letters dated 19 December 2001, 6 March 2003, 19 December 2003, 17 December 2004, 12 December 2005, 8 December 2006, 31 January 2008 and 8 December 2008 (the "Facility Agreement"); and

(B)	The Lender, the Borrowers and the Guarantor have agreed to make certain amendments to the Facility Agreement.

NOW IT IS AGREED as follows:

1.	AMENDMENTS

With effect from the Effective Date the following amendments shall be made to the Facility Agreement:

1.1           In the definition of "Final Maturity Date" in Clause 1.1 of the Facility Agreement sub clause (a) shall be deleted in its entirety and replaced with:

(a)
in relation to a Revolving Loan not converted into a Term Loan pursuant to Clause 7.2 (Term-Out), 10 December 2009 or, if extended in accordance with Clause 7.3 (Extension), the date provided for in Clause 7.3 (Extension); or

1.2           The definition of "Margin" in Clause 1.1 of the Facility Agreement shall be deleted in its entirety and replaced with:

"Margin" means 1.50 per cent. per annum.

1.3           Clause 7.2(b)(i) of the Facility Agreement shall be deleted in its entirety and replaced with:

(i)	the date to which the Final Maturity Date for each Term Loan converted from a Revolving Loan is to be extended, which date shall be no later than 9 December 2010;

1.4           Clause 7.2(b)(iv) of the Facility Agreement shall be deleted in its entirety and replaced with:

(iv)	the Final Maturity Date for any further Term Loan requested, which date shall be no later than 9 December 2010.

1.5           A new clause 7.2(c ) (v) shall be incorporated into the Facility Agreement as follows:

(v)	The Borrowers shall pay to the Lender a term out fee of 0.25 per cent. of each Revolving Loan being converted to a Term Loans in accordance with this Clause 7.2 (Term-Out).

1.6           Clause 12.1(a) of the Facility Agreement shall be deleted in its entirety and replaced with:

(a)	The Guarantor shall pay to the Lender a commitment fee in Dollars computed at the rate of 0.525 per cent. per annum on the Available Commitment from day to day during the Availability Period.

1.7           Clause 24.1(b) shall be deleted in its entirety and replaced with:

(b)
transfer by novation any of its rights and obligations, to any other bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender").

1.8           A new sub clause 24.3(d) shall be incorporated into to the Facility Agreement as follows

(d)
Any Lender may also disclose the size and term of the Facility and the name of each of the Obligors to any investor or a potential investor in a securitisation (or similar transaction of broadly equivalent economic effect) of that Lender’s rights or obligations under the Finance Documents.

1.9          A new clause 24.4 shall be incorporated into to the Facility Agreement as follows:

24.4         Security over Lenders’ rights

In addition to the other rights provided to the Lender under this Clause 24, the Lender or any New Lender may without consulting with or obtaining consent from the Borrowers or the Guarantor, at any time charge, assign or otherwise create any Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure its obligations including, without limitation:

(a)	any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(b)
in the case of any New Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that New Lender as security for those obligations or securities, except that no such charge or assignment of a Security Interest shall:

(i)
release the Lender or any New Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender or New Lender as a party to any of the Finance Documents; or

(ii)
require any payments to be made by the Borrowers or grant to any person any more extensive rights than those required to be made or granted to the Lender or relevant New Lender under the Finance Documents.

2.	EFFECTIVE DATE

The Effective Date shall be the date the Lender confirms it has received, in form and substance satisfactory to it:

2.1           a copy, certified a true and up to date copy by the Secretary of Harsco Investment Limited of a resolution of its board of directors approving the execution and delivery of this Amending Agreement and the performance of the obligations hereunder and authorising a person or persons (specified by name) on behalf of it to sign and deliver this Amending Agreement and any other documents to be delivered by it pursuant hereto and to give all notices which may be required to be given on its behalf  hereunder;

2.2           a legal opinion of the General Counsel and Secretary of the Guarantor in a form acceptable to the Lender;

2.3           a legal opinion from the in house legal advisers to Harsco Finance B.V. in the Netherlands in a form acceptable to the Lender;

2.4           a copy of this Amending Agreement signed by the Borrowers and the Guarantor.

3.	FEES

The Guarantor must pay to the Lender a fee of US$67,500.

4.	REPRESENTATIONS AND WARRANTIES

The Repeating Representations and Warranties set out in Clause 19.20 of the Facility Agreement shall be deemed repeated by the Borrowers and the Guarantor on the date of this Amending Agreement with reference to the facts and circumstances then existing.

5.	MISCELLANEOUS

5.1           All capitalised terms not otherwise defined herein shall have the meaning ascribed to them in the Facility Agreement.

5.2           All other terms and conditions of the Facility Agreement remain the same.

5.3           This Amending Agreement shall be governed by and construed in accordance with the laws of England and the parties hereto submit to the jurisdiction of the English courts.

5.4           This Amending Agreement is a Finance Document.

SIGNED FOR AND ON BEHALF OF:-

THE LENDER

By:                  J Jones, Director

Address:        135 Bishopsgate, London EC2M 3UR

Attention:      J Jones

HARSCO FINANCE B.V.

By:                   M.H. Cubitt, Director
                  M.E. Kimmel, Director

Address:         Wenckebachstraat 1
1951 JZ Velsen-Noord, Postbus 83
1970 AB Ijmudien

Attention:       Financial Manager

HARSCO INVESTMENT LIMITED

By:                    M.H. Cubitt, Director

Address:         Harsco House
Regent Park, 299 Kingston Road
Leatherhead, Surrey KT22 7SG

Attention:       M.R.G. Hoad

HARSCO CORPORATION

By:                  S.J. Schnoor, Senior Vice President & CFO

Address:        350 Poplar Church Road
                         Camp Hill, PA 17011

Attention:       R.G. Yocum